Exhibit 3.74

CERTIFICATE OF FORMATION

OF

SWS FUNDING, LLC

This certificate of formation (“Certificate of Formation”) of SwS Funding, LLC (hereinafter referred to as the “Company”), to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), is duly executed and filed by an authorized person (“Authorized Person”) of Delaware Incorporators & Registration Service, LLC, which authorized Person hereby certifies that:

FIRST: The name of the limited liability company formed hereby is SwS Funding, LLC.

SECOND: The registered office of the Company in the State of Delaware is located at Suite 1400, 1007 Orange Street, Wilmington, Delaware 19801.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Delaware Incorporators & Registration Service, LLC, Suite 1400, 1007 Orange Street, Wilmington, Delaware 19801.

*    *    *

The undersigned Authorized Person has executed this Certificate of Formation this 17th day of December, 2002.

Authorized Person:

DELAWARE INCORPORATORS & REGISTRATION SERVICE, LLC

By:	/s/ Keith R. Sattesahn
Keith R. Sattesahn
Vice President

CERTIFICATE OF MERGER

OF

SWS FUNDING, LLC

a Delaware limited liability company

WITH AND INTO

SWS FUNDING, LLC,

a Delaware limited liability company

Pursuant to Section 18-209(c) of the Limited Liability Company Act of the State of Delaware, SwS Funding, LLC, a Delaware limited liability company, hereby certifies that:

1. The constituent corporations of the merger effected hereby (the “Merger”) are SwS Funding, LLC, a Delaware limited liability company (“Funding”), and SwS Holdings, LLC, a Delaware limited liability company (“Holdings”).

2. A Plan and Agreement of Merger (the “Agreement”) has been approved and executed by Funding and Holdings in accordance with the provisions of Section 18-209(c) of the Limited Liability Company Act of the State of Delaware.

3. Funding shall be the surviving limited liability company of the Merger.

4. The future effective time of the merger shall be 5:00 p.m. Eastern Time, December 31, 2002.

5. The Agreement is on file at the office of Funding, which is located is located at 1403 Foulk Road, Suite 102, Foulkstone Plaza, Wilmington, County of New Castle, Delaware 19803.

6. A copy of the Agreement will be furnished by Funding, on request and without cost, to any member of Holding or Funding.

SwS Funding, LLC, a Delaware limited liability company, has caused this Certificate of Merger to be executed by its duly authorized officer as of the 31st day of December, 2002.

SWS FUNDING, LLC
A Delaware limited liability company

By:	/s/ Gordon W. Stewart
Gordon W. Stewart
President